                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FOOD LION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

August 17, 1999

Dear Shareholder,

This week, I announced a series of initiatives that will prepare Food Lion for the next stage of the Company's growth as we plan to expand locally and nationally. We expect these proposals to help the Company achieve the aggressive growth strategy outlined at the annual meeting of shareholders in May, and are part of my pledge to increase shareholder value.

Among the steps Food Lion plans to take include:

- Forming a holding company, to be called Delhaize America, to facilitate future acquisitions as well as the expansion of the Company's existing operations.

- Listing Delhaize America, Inc. on the New York Stock Exchange beginning September 9, 1999, which will enhance the Company's visibility within the investment community. The Company's two classes of common stock will be traded on the NYSE under the symbols "DZA" and "DZB." Simultaneously, Food Lion, Inc. will delist from the Nasdaq National Market system.

- Authorizing a one-for-three reverse stock split of the Company's outstanding shares of common stock (Classes A and B).

- Authorizing 500 million shares of a new class of "blank check" preferred stock that could be issued in acquisitions, implementation of employee benefit plans, and other uses as determined by the Company's Board of Directors.

- Increasing the maximum number of authorized directors of the Company from 10 to as many as 14.

We are fully committed to building shareholder value and making Delhaize America one of the great brand names in the global supermarket industry. We expect these initiatives to pave the way for the growth of our Company well into the next century.

I urge you to support the Board's proposals. Please either attend our special shareholder meeting on September 7, 1999 or mail your proxy card in the enclosed envelope for our receipt before this meeting to vote on the proposals. Accompanying this letter is a proxy statement further describing in detail our proposed actions. If you have further questions, you can contact our proxy solicitor, Georgeson Shareholder Communications, Inc., at (800) 223-2064 or the Company's Investor Relations Manager, David Hogan, at (704) 633-8250, ext. 2529.

We look forward to beginning this new chapter in Food Lion's rich history and value your continued support.

Best Regards,

/s/ Bill McCanless

Bill McCanless
President and Chief Executive Officer

                                FOOD LION, INC.
                              2110 EXECUTIVE DRIVE
                                 P.O. BOX 1330
                      SALISBURY, NORTH CAROLINA 28145-1330
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               OF FOOD LION, INC.
                             ---------------------

Dear Shareholder:

     A Special Meeting of Shareholders of Food Lion, Inc. ("Food Lion" or the "Company") will be held at the New York Marriott Hotel, 3 World Trade Center, New York, New York, on Tuesday, September 7, 1999, at 4:00 p.m. local time in connection with the conversion of Food Lion into a holding company, as described in more detail in the accompanying proxy statement. The Special Meeting will be held for the following purposes:

        1. To consider and vote on a proposal to convert Food Lion into a holding company by transferring substantially all of the assets and operations of Food Lion into a newly-formed, wholly-owned subsidiary, with the result that Food Lion would become a holding company with separate operating subsidiaries (the "Holding Company Proposal");

        2. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to effect a one-for-three reverse stock split of Food Lion's presently issued and outstanding shares of Class A Common Stock and Class B Common Stock (the "Reverse Stock Split Proposal");

        3. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to change the name of Food Lion to Delhaize America, Inc. (the "Name Change Proposal");

        4. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to authorize 500,000,000 shares of a new class of "blank check" Preferred Stock (the "Preferred Stock Proposal");

        5. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to restate the purpose clause to broaden the corporate powers of Food Lion by authorizing Food Lion to engage in any lawful act or activity for which a corporation may be formed under North Carolina law (the "Purpose Clause Proposal");

        6. To consider and vote on a proposal to amend the Bylaws of Food Lion to provide that the number of directors of Food Lion shall be not less than eight nor more than fourteen (the "Director Range Proposal"); and

        7. To act upon such other matters as may properly come before the meeting, or any adjournments or postponements of the meeting.

     The Board of Directors of Food Lion has fixed the close of business on July 26, 1999 as the Record Date for the determination of shareholders entitled to vote at the Special Meeting. Holders of record as of such Record Date of the outstanding shares of Food Lion's Class A Common Stock and the outstanding shares of Food Lion's Class B Common Stock are entitled to vote on the Reverse Stock Split Proposal and the Preferred Stock Proposal (one vote for each share held, with each class voting separately) at the Special Meeting. In addition, holders of record as of such Record Date of the outstanding shares of Food Lion's Class B Common Stock are entitled to vote on the Holding Company Proposal, the Name Change Proposal, the Purpose Clause Proposal and the Director Range Proposal (one vote for each share held) at the Special Meeting.

     A Proxy Statement and a proxy card are enclosed herewith. To ensure that your shares are voted at the meeting, please date, sign and return your proxy card promptly in the enclosed postage-paid envelope. Approval of the Holding Company Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock. Approval of the Reverse Stock Split Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock. Approval of the Preferred Stock Proposal will require the affirmative vote of the holders of a majority of the shares of each of the Class A Common Stock and the Class B Common Stock voting on such proposal. Approval of the Name Change Proposal, the Purpose Clause Proposal and the Director Range Proposal will require the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting on each such proposal. Abstentions will be counted in determining the existence of a quorum for the Special Meeting. An abstention, a broker non-vote or a failure to return a signed proxy card will have the same effect as a vote against the Holding Company Proposal and the Reverse Stock Split Proposal. An abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as votes in favor of or against the Preferred Stock Proposal, the Name Change Proposal, the Purpose Clause Proposal or the Director Range Proposal.

ANY SHAREHOLDER WHO WOULD HAVE HIS OR HER SHARE INTEREST IN FOOD LION REDUCED TO A FRACTION OF A SHARE AS A RESULT OF THE REVERSE STOCK SPLIT PROPOSAL MAY DISSENT FROM THE REVERSE STOCK SPLIT PROPOSAL UPON COMPLIANCE WITH THE PROCEDURES PRESCRIBED BY ARTICLE 13 OF THE NORTH CAROLINA BUSINESS CORPORATION ACT, A COPY OF WHICH IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT.

SHAREHOLDERS MAY REVOKE A PROXY UPON DELIVERY TO THE SECRETARY OF FOOD LION OF A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. SHAREHOLDERS MAY ALSO REVOKE A PROXY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                          LESTER C. NAIL
                                          Secretary

Dated: August 17, 1999

                                FOOD LION, INC.
                              2110 EXECUTIVE DRIVE
                                 P.O. BOX 1330
                      SALISBURY, NORTH CAROLINA 28145-1330
                             ---------------------

                                AUGUST 17, 1999
                             ---------------------

                                PROXY STATEMENT

     The accompanying proxy is being solicited by and on behalf of the Board of Directors of Food Lion, Inc. ("Food Lion" or the "Company") for use at the Special Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, September 7, 1999, at the New York Marriott Hotel, 3 World Trade Center, New York, New York, or at any adjournment or postponement thereof (the "Special Meeting"). The entire cost of such solicitation will be borne by Food Lion. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Food Lion may reimburse them for their expenses in doing so. Food Lion has retained Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, and will pay a fee of $9,000 plus reimbursement for reasonable out-of-pocket expenses thereto. Personal solicitations may also be conducted by directors, officers and employees of Food Lion.

     The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received by Food Lion prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If the proxy card is properly signed and returned, but no choice is specified, the proxy will be voted (i) for the Holding Company Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Preferred Stock Proposal, the Purpose Clause Proposal and the Director Range Proposal (as each term is defined herein) and (ii) in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Special Meeting.

SHAREHOLDERS MAY REVOKE A PROXY UPON DELIVERY TO THE SECRETARY OF FOOD LION OF A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. SHAREHOLDERS MAY ALSO REVOKE A PROXY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     This Proxy Statement, dated August 17, 1999, is first being mailed to shareholders on or about August 17, 1999. You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with different information. Do not assume that the information contained in this document is accurate as of any date other than its date, and the mailing of this document shall not create any implication to the contrary.

     This Proxy Statement (and accompanying proxy card) addresses the following proposals:

        1. To consider and vote on a proposal to convert Food Lion into a holding company by transferring substantially all of the assets and operations of Food Lion to a newly-formed, wholly-owned subsidiary, with the result that Food Lion would become a holding company with separate operating subsidiaries (the "Holding Company Proposal");

        2. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to effect a one-for-three reverse stock split of Food Lion's presently issued and outstanding shares of Class A Common Stock and Class B Common Stock (the "Reverse Stock Split Proposal");

        3. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to change the name of Food Lion to Delhaize America, Inc. (the "Name Change Proposal");

        4. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to authorize 500,000,000 shares of a new class of "blank check" Preferred Stock (the "Preferred Stock Proposal");

        5. To consider and vote on a proposal to amend the Articles of Incorporation of Food Lion to restate the purpose clause to broaden the corporate powers of Food Lion by authorizing Food Lion to engage in any lawful act or activity for which a corporation may be formed under North Carolina law (the "Purpose Clause Proposal");

        6. To consider and vote on a proposal to amend the Bylaws of Food Lion to provide that the number of directors of Food Lion shall be not less than eight nor more than fourteen (the "Director Range Proposal"); and

        7. To act upon such other matters as may properly come before the meeting, or any adjournments or postponements of the meeting.

                         VOTING SECURITIES OF FOOD LION

     Food Lion is authorized to issue and has outstanding (i) non-voting shares of Food Lion Class A Common Stock, par value $.50 par share ("Class A Common Stock"), and (ii) voting shares of Food Lion Class B Common Stock, par value $.50 per share ("Class B Common Stock") (collectively, the "Common Stock"). Holders of record of Class A Common Stock and Class B Common Stock at the close of business on July 26, 1999 (the "Record Date") are entitled to vote on the Reverse Stock Split Proposal and the Preferred Stock Proposal (one vote for each share held, with each class voting separately) at the Special Meeting. In addition, holders of record of Class B Common Stock are entitled to vote on the Holding Company Proposal, the Name Change Proposal, the Purpose Clause Proposal and the Director Range Proposal (one vote for each share held) at the Special Meeting.

     The laws of North Carolina, under which Food Lion is incorporated, provide that the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock, regardless of number of votes cast, will be required to approve the Reverse Stock Split Proposal. Approval of the Holding Company Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock. Approval of the Preferred Stock Proposal will require the affirmative vote of the holders of a majority of the shares of each of the Class A Common Stock and the Class B Common Stock voting on such proposal. Approval of the Name Change Proposal, the Purpose Clause Proposal and the Director Range Proposal will require the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting on such proposals. Abstentions will be counted in determining the existence of a quorum for the Special Meeting. An abstention, a broker non-vote or a failure to return a signed proxy card will have the same effect as a vote against the Reverse Stock Split Proposal and the Holding Company Proposal. An abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as votes in favor of or against the Preferred Stock Proposal, the Name Change Proposal, the Purpose Clause Proposal or the Director Range Proposal.

     At the close of business on the Record Date there were 243,405,175 shares of Class A Common Stock issued and outstanding and 227,189,964 shares of Class B Common Stock issued and outstanding.

     Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize") and its wholly owned subsidiary, Delhaize The Lion America, Inc., a Delaware corporation ("Detla"), own, in the aggregate, approximately 41.2% of the outstanding shares of Class A Common Stock and approximately 54.6% of the outstanding shares of Class B Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Principal Shareholders." The affirmative vote by Delhaize and Detla will guarantee the passage of the Holding Company Proposal, the Name Change Proposal, the Purpose Clause Proposal and the Director Range Proposal (and any other proposals that require a majority vote of the Class B Common Stock for passage). Food Lion has been informed that Delhaize and Detla intend to vote FOR the Holding Company Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Preferred Stock Proposal, the Purpose Clause Proposal and the Director Range Proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following information is furnished for each person known by management of Food Lion to be the beneficial owner of more than 5% of the outstanding shares of each class of Common Stock:

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                                              OWNERSHIP AS OF    PERCENT
NAME AND ADDRESS                                               JULY 26, 1999     OF CLASS
----------------                                             -----------------   --------
CLASS A COMMON STOCK:
  Etablissements Delhaize Freres et Cie
  "Le Lion" S.A. ("Delhaize")
  rue Osseghem, 53
  1080 Brussels, Belgium...................................     100,200,863(1)     41.2%
  Brinson Partners, Inc.
  209 South LaSalle
  Chicago, Illinois 60604-1295.............................      12,828,545(2)      5.3%

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                                              OWNERSHIP AS OF    PERCENT
NAME AND ADDRESS                                               JULY 26, 1999     OF CLASS
----------------                                             -----------------   --------
  UBS AG
  Bahnhofstrasse 45
  8021, Zurich, Switzerland................................      12,828,545(2)      5.3%
CLASS B COMMON STOCK:
  Delhaize
  rue Osseghem, 53
  1080 Brussels, Belgium...................................     123,975,162(3)     54.6%

---------------

(1) Includes 35,841,000 shares held of record by Delhaize's wholly-owned subsidiary, Detla. Detla's address is Suite 2160, Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Delhaize, Detla and Food Lion are parties to a Shareholders Agreement dated September 15, 1994, which governs the voting of the shares held by Delhaize and Detla in the election of directors and other matters. See "Shareholders Agreement" below.
(2) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 1999, Brinson Partners, Inc. ("BPI") and UBS AG ("UBS") share voting power and dispositive power with respect to 12,828,545 shares of Class A Common Stock. According to the Schedule 13G/A, BPI is an indirect wholly-owned subsidiary of UBS, and accounts managed on a discretionary basis by BPI and/or UBS have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Class A Common Stock reported. According to the Schedule 13G/A, no account managed by either BPI or UBS holds more than 5% of the outstanding shares of Class A Common Stock.
(3) Includes 63,352,780 shares held of record by Delhaize's wholly-owned subsidiary, Detla. Detla's address is Suite 2160, Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Delhaize, Detla and Food Lion are parties to a Shareholders Agreement dated September 15, 1994, which governs the voting of the shares held by Delhaize and Detla in the election of directors and other matters. See "Shareholders Agreement" below.

OWNERSHIP OF MANAGEMENT

     The following information with respect to beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of July 26, 1999, is furnished for each director, the Chief Executive Officer and the four other most highly compensated executive officers of Food Lion and for all directors and executive officers of Food Lion as a group. The number of shares of Common Stock set forth in the table below includes shares that may be acquired within 60 days of July 26, 1999, but does not include shares of Common Stock beneficially owned by Delhaize, as to which Messrs. Beckers, Coppieters, Raquez and Dumont are associated as further described herein. See "Principal Shareholders" above for more information relating to the ownership of Common Stock by Delhaize. Unless otherwise noted, each person has sole voting and investment power of the shares beneficially owned by such person.

                                                                CLASS A                CLASS B
                                                             COMMON STOCK            COMMON STOCK
                                                         ---------------------   --------------------
                                                         AMOUNT AND              AMOUNT AND
                  NAME OF INDIVIDUAL                      NATURE OF    PERCENT   NATURE OF    PERCENT
                     OR NUMBER OF                        BENEFICIAL      OF      BENEFICIAL     OF
                   PERSONS IN GROUP                       OWNERSHIP     CLASS    OWNERSHIP     CLASS
                  ------------------                     -----------   -------   ----------   -------
Pierre-Olivier Beckers.................................           --     --             --      --
A. Edward Benner.......................................       42,557(1)   *            585       *
Jacqueline Kelly Collamore.............................        1,472      *          1,000       *
Jean-Claude Coppieters 't Wallant......................           --     --             --      --
Pierre Dumont..........................................           --     --             --      --
William G. Ferguson....................................        1,472      *             --      --
Bernard W. Franklin....................................        1,897      *             --      --
Joseph C. Hall, Jr.....................................      195,092(2)   *         62,033(2)    *
Margaret H. Kluttz.....................................        1,772      *          1,050       *
Pamela K. Kohn.........................................       33,997(3)   *             --      --
Bill McCanless.........................................      106,393(4)   *             --      --
Dominique Raquez.......................................           --     --             --      --
Tom E. Smith...........................................      895,684(5)   *        929,267(5)    *
All directors, nominees for director, and executive
  officers as a group (28 persons).....................    1,568,249(6)   *      1,019,074       *

---------------

 *  Indicates less than 1%.
(1) Includes (a) 25,384 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (b) 7,849 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Option Plan of Food Lion, Inc.
(2) Includes (a) 6,930 shares of Class A Common Stock and 1,080 shares of Class B Common Stock held by Mr. Hall as custodian for his children; (b) 300 shares of Class A Common Stock held by Mr. Hall's wife as custodian for their children; (c) 5,400 shares of Class A Common Stock and 5,400 shares of Class B Common Stock held by Mr. Hall's children; (d) 65,309 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (e) 27,241 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.

(3) On April 14, 1999, Pamela K. Kohn resigned as Senior Vice President of Merchandising of the Company.
(4) Includes (a) 1,799 shares of Class A Common Stock held by Mr. McCanless's wife; (b) 72,782 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) 21,216 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.
(5) Includes (a) 480 shares of Class A Common Stock and 203 shares of Class B Common Stock held by Mr. Smith's wife; (b) 120,281 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) 142,201 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and excludes 166,792 shares of Class A Common Stock and 348,912 shares of Class B Common Stock owned by trusts created by Mr. Smith for his children and over which Mr. Smith exercises no voting or investment power. On April 7, 1999, Tom E. Smith retired as President and Chief Executive Officer of the Company. On that date, Bill McCanless was appointed President and Chief Executive Officer.
(6) Includes (a) 226,768 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; (b) 441,460 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) shares represented by 27,501 units in the Profit Sharing Retirement Plan of Food Lion, Inc. allocated to Class A Common Stock. The number of shares per unit in such plan fluctuates based in part on the allocation of cash to the fund. As of July 26, 1999, the 27,501 units held by all directors and executive officers as a group represented 36,852 shares of Class A Common Stock.

SHAREHOLDERS AGREEMENT

     On September 15, 1994, Delhaize, Detla and Food Lion entered into an agreement (the "1994 Shareholders Agreement" or "Shareholders Agreement") containing provisions regarding, among other things, the nomination of candidates for election to the Board of Directors, the voting of securities beneficially owned by the parties to the Shareholders Agreement for the election of directors, the role of the Chief Executive Officer in the management of Food Lion and the voting requirements applicable to specified actions by the Board of Directors. The 1994 Shareholders Agreement is effective until April 30, 2001, unless Delhaize's and Detla's aggregate ownership of voting shares of Food Lion is reduced below 10%, in which case the Shareholders Agreement would terminate at that time. None of the proposals to be voted on at the Special Meeting are within the scope of the shareholder voting requirements of the Shareholders Agreement.

MARKET PRICE OF COMMON STOCK

     The Company's Class A Common Stock and Class B Common Stock is presently traded on the Nasdaq National Market under the symbols "FDLNA" and "FDLNB," respectively. The high and low sales prices for the Common Stock as of August 16, 1999, were as follows:

                                                              HIGH      LOW
                                                              -----   -------
Class A Common Stock........................................  $11 1/2 $10 15/16
Class B Common Stock........................................  $11 5/8 $11

                       THE HOLDING COMPANY RESTRUCTURING

     The Board of Directors of Food Lion has determined that it would be in the best interests of Food Lion and its shareholders for Food Lion to transfer substantially all of Food Lion's assets and operations to a direct wholly-owned subsidiary of Food Lion, with the result that Food Lion would become a holding company with separate operating subsidiaries (the "Holding Company Restructuring"). In connection with the Holding Company Restructuring, the Board of Directors has determined that it would be in the best interests of Food Lion and its shareholders to implement the following six proposals to be voted on by the shareholders of the Company: (i) to transfer substantially all of the assets and operations of Food Lion to a wholly-owned subsidiary of Food Lion (the "Holding Company Proposal"); (ii) to effectuate a one-for-three reverse stock split of the shares of Class A Common Stock and Class B Common Stock (the "Reverse Stock Split Proposal"); (iii) to change the name of Food Lion to Delhaize America, Inc. (the "Name Change Proposal"); (iv) to authorize 500,000,000 shares of a new class of "blank check" Preferred Stock (the "Preferred Stock Proposal"); (v) to restate the purpose clause to broaden the corporate powers of Food Lion by authorizing Food Lion to engage in any lawful act or activity for which a corporation may be formed under North Carolina law (the "Purpose Clause Proposal"); and (vi) to amend the Bylaws of Food Lion to provide that the number of directors of Food Lion shall be not less than eight nor more than fourteen (the "Director Range Proposal").

     In connection with the Holding Company Restructuring, the Board of Directors also has determined that it would be in the best interests of Food Lion and its shareholders to list the shares of Class A Common Stock and Class B Common Stock on the New York Stock Exchange, Inc. (the "NYSE") and delist such shares from the Nasdaq National Market (the "NNM").

     The Board of Directors has determined that the Holding Company Restructuring will better facilitate the management of multiple store formats under different names, such as Food Lion and Kash n' Karry, that require differentiation in daily operational management while preserving central control and shared administrative functions. The Holding Company Restructuring also will facilitate the development or purchase of new businesses. It will provide one entity (Delhaize America, Inc.) as the corporate banner for recognition by the Company's shareholders, financial institutions and other business partners. The name Delhaize America, Inc. will receive enhanced recognition with the listing of the Company on the NYSE, the stock exchange on which most other major grocery store chains in the Company's peer group are traded.

     The following charts reflect the present structure and the proposed structure after the Holding Company Restructuring:

                               PRESENT STRUCTURE

                                Food Lion, Inc.
                                       |
                                       |
               --------------------------------------------------
               |                                                |
               |                                                |
          FLI Holding Corp.                             Risk Management
               |                                         Services, Inc.
               |
       ------------------------
       |                      |
       |                      |
  Kash n' Karry        FL Food Lion, Inc.
Food Stores, Inc.


                              PROPOSED STRUCTURE*

                             Delhaize America, Inc.
                                       |
                                       |
       ------------------------------------------------------------------
       |                 |                    |                         |
       |                 |                    |                         |
Food Lion, LLC      Kash n' Karry       Risk Management      FL Food Lion, Inc.
                  Food Stores, Inc.      Services, Inc.


* FLI Holding Corp. also owns all of the outstanding capital stock of Barnwell, Inc., a Delaware corporation that operates one store in South Carolina. In connection with the proposed structure, Barnwell, Inc. may be merged into one of the other operating subsidiaries, and FLI Holding Corp. will be dissolved. Delhaize America, Inc. and its subsidiaries may establish other subsidiaries from time to time. Any new subsidiaries established before the Holding Company Proposal is implemented will also become subsidiaries of Delhaize America, Inc.

     On August 17, 1999, the Company agreed to purchase all of the outstanding common stock of Hannaford Bros. Co. ("Hannaford"), a retail supermarket chain, in a cash and stock transaction valued at approximately $3.6 billion, including the assumption of debt. The acquisition is subject to approval by the shareholders of Hannaford as well as customary regulatory approvals and other customary closing conditions. There are no other current agreements, agreements in principle, understandings or arrangements with any person to acquire such person or effect a material acquisition.

     If the Holding Company Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Preferred Stock Proposal, the Purpose Clause Proposal and the Director Range Proposal (collectively, the "Proposals") are approved, they will be implemented in connection with the Holding Company Restructuring. If the Holding Company Proposal is approved, the Holding Company Restructuring will be implemented over a period of approximately twelve months through the execution of transfer documents that effectuate the transfer of substantially all of the assets and operations of Food Lion to a newly-formed, wholly-owned subsidiary of Food Lion. If the Reverse Stock Split Proposal and the Preferred Stock Proposal are approved, they will be effected by the filing of an amendment to the Articles of Incorporation of Food Lion containing in substance the language set forth in
Item 1 of Exhibit A hereto. If the Name Change Proposal and the Purpose Clause Proposal are approved, they will be effected by the filing of an amendment to the Articles of Incorporation of Food Lion as described herein. (See "PROPOSAL
(3) -- THE NAME CHANGE PROPOSAL" and "PROPOSAL (5) -- THE PURPOSE CLAUSE PROPOSAL".) If the Director Range Proposal is approved, it will be effected upon such approval.

     If the Reverse Stock Split Proposal is approved and implemented, fractional shares of Common Stock will not be issued, but cash will be issued in lieu of fractional shares. The Reverse Stock Split Proposal will entitle shareholders whose share interest is reduced to a fraction of a share to statutory appraisal rights as discussed below. (See "PROPOSAL (2) -- THE REVERSE STOCK SPLIT PROPOSAL.")

                                  PROPOSAL (1)

                          THE HOLDING COMPANY PROPOSAL

     The Board of Directors has approved the transfer of substantially all of Food Lion's assets and operations to a newly-formed, direct wholly-owned subsidiary (formed as a North Carolina limited liability company) of Food Lion, with the result that the Company (with the new name Delhaize America, Inc.) would become a holding company with separate operating subsidiaries (the "Holding Company Restructuring"). The Board of Directors has determined that implementation of the Holding Company Proposal will better facilitate the management of multiple store formats under different names, such as Food Lion and Kash n' Karry, that require differentiation in daily operational management while preserving central control and shared administrative functions. The Holding Company Restructuring also will facilitate the development or purchase of new businesses. It will provide one entity (Delhaize America, Inc.) as the corporate banner for recognition by the Company's shareholders, financial institutions and other business partners. The name Delhaize America, Inc. will receive enhanced recognition with the listing of the name on the NYSE, the stock exchange on which most other major grocery store chains in the Company's peer group are traded.

     Implementation of the Holding Company Proposal will have no effect on the rights of the shareholders of the Company. Additionally, implementation of the Holding Company Proposal will have no federal income tax consequences to the shareholders of the Company. The Company is not in arrears with respect to the payment of dividends or principal or interest in respect of any securities of the Company. Certain federal, state, and local requirements must be complied with and approvals obtained in order to implement the Holding Company Proposal. Specifically, federal, state and local authorizations relating to the sale of alcohol by the new operating subsidiary must be obtained prior to the transfer of any store operations that include the sale of alcohol. Additionally, federal and state requirements must be complied with and approvals obtained in connection with the transfer of food stamp and related programs to the new operating subsidiary. Finally, customary business and occupancy permits and licenses must be obtained in the name of the new operating subsidiary for each Food Lion store location.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Holding Company Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Holding Company Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Food Lion Class B Common Stock. Abstentions will be counted in determining the existence of a quorum for the Special Meeting, and an abstention, a broker non-vote or a failure to return a signed proxy card will be counted as a vote against the Holding Company Proposal. The affirmative vote by Delhaize and Detla will guarantee the passage of the Holding Company Proposal. Food Lion has been informed that Delhaize and Detla intend to vote FOR the Holding Company Proposal.

                                  PROPOSAL (2)

                        THE REVERSE STOCK SPLIT PROPOSAL

     The Board of Directors has approved the Reverse Stock Split Proposal, authorizing an amendment of the Articles of Incorporation to effect a one-for-three reverse stock split of Food Lion's presently issued and outstanding shares of Class A Common Stock and Class B Common Stock, and directed that it be submitted to the shareholders of Food Lion for consideration and action. If approved by the shareholders, the Reverse Stock Split Proposal may be effected even if none of the other Proposals is adopted.

     The intent of the Reverse Stock Split Proposal is to increase the marketability of the Common Stock of Food Lion. If approved by the shareholders of Food Lion, the one-for-three reverse stock split would become effective upon the filing of an amendment to the Articles of Incorporation of Food Lion or such later date as is specified in the amendment (the "Effective Date"), which will occur promptly after the Special Meeting. The text of the amendment relating to the Reverse Stock Split Proposal is included in Item 1 of Exhibit A hereto. The procedures for consummation of the one-for-three reverse stock split are set forth below in this Proposal (2).

VOTE REQUIRED

     The Reverse Stock Split Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock. Abstentions will be counted in determining the existence of a quorum for the Special Meeting, and an abstention, a broker non-vote or a failure to return a signed proxy card will have the same effect as a vote against the Reverse Stock Split Proposal.

PURPOSE AND EFFECTS OF A REVERSE STOCK SPLIT

     The purpose of the reverse stock split is to increase the marketability of the shares of Class A Common Stock and Class B Common Stock.

     Proportionate voting rights and other rights of shareholders will not be altered by the Reverse Stock Split Proposal, except where a shareholder may own a fractional interest after the reverse stock split, in which event the shareholder will be paid for the fractional interest. Under the North Carolina Business Corporation Act, a shareholder whose share interest is reduced to a fraction of a share will be entitled to dissenter's rights if certain procedures described below are followed.

     The shares of Class A Common Stock and Class B Common Stock are listed for trading on the NNM. On the Record Date, the reported closing price of the Class A Common Stock was $11 3/8 per share and of the Class B Common Stock was $11 1/2 per share.

     The Board of Directors believes that a decrease in the number of shares of Class A Common Stock and Class B Common Stock outstanding without any material alteration of the proportionate economic interest in Food Lion represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the shares of Class A Common Stock and Class B Common Stock will increase in proportion to the reduction in the number of outstanding shares resulting from a reverse stock split.

     The par value of each class of Common Stock will remain at $.50 per share following the reverse stock split, and the number of shares of each class of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Class A Common Stock and Class B Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Class A Common Stock and Class B Common Stock for accounting purposes will be correspondingly increased.

     The one-for-three reverse stock split would have the effect of (i) reducing the number of shares of Class A Common Stock outstanding from 243,405,175 shares (as of the Record Date) to 81,135,058 shares and (ii) reducing the number of shares of Class B Common Stock outstanding from 227,189,964 shares (as of the Record Date) to 75,729,988 shares, assuming in each case that no additional shares of Common Stock are issued by Food Lion after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below. With the limited exception of shareholders who own fractional share interests after the reverse stock split, the proportionate ownership interests of holders of Class A Common Stock and Class B Common Stock will not be materially affected by the reverse stock split. Shareholders holding two or fewer shares of Class A Common Stock or Class B Common Stock would have only a fractional share interest after the reverse stock split. As a result, those shareholders would receive payment for their fractional interests as set forth below, and would cease to be holders of Food Lion's Common Stock.

     A reverse stock split is likely to result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.

EXCHANGE OF STOCK CERTIFICATES

     At the Effective Date, each share of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior thereto (collectively, the "Old Common Stock") will be reclassified as and exchanged into the appropriate fraction of a share of Food Lion's Class A Common Stock, par value $.50 per share, and Class B Common Stock, par value $.50 per share, respectively (collectively, the "New Common Stock"), subject to the treatment of fractional share interests as described below. When the reverse stock split is consummated, shares of Common Stock held by shareholders who have their shares held electronically by The Depository Trust Company ("DTC") will automatically be converted with DTC to represent the appropriate number and class of shares of New Common Stock resulting from the one-for-three reverse stock split. All other shareholders of Common Stock will receive a letter of transmittal from the registrar and transfer agent, First Chicago Trust Company of New York (the "Exchange Agent"), with further instructions on how to exchange physical stock certificates representing shares of Old Common Stock ("Old Certificates"). Shareholders holding Old Certificates are requested not to surrender such certificates until they receive the transmittal letter and the instructions therein. The letter of transmittal will contain instructions for the surrender of certificates representing Old Common Stock to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and cash in lieu of any fractional shares. Old Certificates will be deemed to represent only the right to receive the appropriate number of shares of the appropriate class of new certificates representing New Common Stock ("New Certificates"). Upon surrender of an Old Certificate, pursuant to the instructions in the transmittal letter, the person in whose name such shares of Old Common Stock are held of record will receive a certificate representing the appropriate number and class of shares of New Common Stock in the Company, together with cash for any fractional shares, as described below, together with any dividends or other distributions on such whole shares which have a record date after the Effective Date and before the date of surrender and which have a payment date before the date of surrender. Any such dividends or other distributions which have a payment date after the date of surrender will be paid on the payment date. No certificates representing New Common Stock will be issued to a shareholder until such shareholder has surrendered all certificates representing Old Common Stock together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and its return to the Exchange Agent, together with all certificates representing Old Common Stock, shareholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Old Common Stock have been converted. Until their surrender, the outstanding certificates representing Old Common Stock will be deemed for all purposes to represent the number of whole shares of New Common Stock which such shareholders are entitled to receive as a result of the reverse stock split. Shareholders should not send their certificates representing Old Common Stock to the Exchange Agent until receiving the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     The Company will pay all of the expenses in connection with the exchange of certificates. No service charges will be payable by holders of shares of the Company's Common Stock.

FRACTIONAL SHARES

     No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a shareholder of Food Lion. In lieu of any such fractional share interests, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will be paid cash upon surrender of certificates formerly representing Old Common Stock held by such holder in an amount equal to the product of such fraction multiplied by the closing price of the Old Common Stock on the NNM or the NYSE on the trading day immediately prior to the Effective Date (or in the event that Class A Common Stock or Class B Common Stock is not so traded on the such day, such closing price on the next preceding day on which such stock is traded on the NNM or the NYSE).

DISSENT AND APPRAISAL RIGHTS OF CERTAIN SHAREHOLDERS

     Under Article 13 of the North Carolina Business Corporation Act (the "NCBCA"), shareholders of the Company who have their shares of Common Stock reduced to a fraction of a share as a result of the Reverse Stock Split Proposal are permitted to dissent from the Reverse Stock Split Proposal and obtain the fair value of their shares of Common Stock. Only shareholders who own fewer than three shares of Class A Common Stock or Class B Common Stock and who receive cash in lieu of the fractional share interest that otherwise would be issued as a result of the Reverse Stock Split Proposal ("Eligible Shareholders") may exercise dissenters' rights with respect to the Reverse Stock Split Proposal. The following is a summary of the rights of Eligible Shareholders under Article 13 of the NCBCA. Any Eligible Shareholder who intends to dissent from the Reverse Stock Split Proposal should carefully review the text and comply with the requirements of Article 13 of the NCBCA, which is attached as Exhibit B to this proxy statement, as well as consult with an attorney. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     An Eligible Shareholder who intends to dissent from the Reverse Stock Split Proposal must give the Company, and the Company must actually receive, before the vote is taken, written notice of his intent to demand payment for his shares if the Reverse Stock Split Proposal is effected. Notice should be mailed to Food Lion, Inc., 2110 Executive Drive, P.O. Box 1330, Salisbury, North Carolina 28145-1330, Attention: Lester C. Nail, Secretary. In addition, an Eligible Shareholder who wants to dissent must not vote his shares in favor of the Reverse Stock Split Proposal. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies Food Lion in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. A person who is the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder may assert dissenters' rights as to shares held on his or her behalf only if (i) he or she submits to Food Lion the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) he or she does so with respect to all shares of which he or she is the beneficial shareholder.

     No later than ten days after the Reverse Stock Split Proposal is authorized at the Special Meeting, the Company is required to send to dissenters a written dissenters' notice that (a) states where the payment demand must be sent and where and when certificates for certificated shares must be deposited, (b) informs holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received, (c) supplies a form for demanding payment, (d) sets a date by which the Company is required to receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date such notice is mailed, and (e) is accompanied with a copy of
Article 13 of the NCBCA. Dissenters receiving such notice must then demand payment and deposit their certificates in accordance with the terms of such notice. If dissenters after receiving such notice do not demand payment and deposit their certificates in accordance with the terms of such notice, then they will not be entitled to payment under Article 13 of the NCBCA.

     As soon as the Reverse Stock Split Proposal is effected, or within 30 days after receipt of a payment demand, the Company is required to pay each dissenter the amount estimated to be the fair value of the dissenter's dissenting shares, plus interest accrued to the date of payment. The payment must be accompanied by
(a) the Company's 1998 balance sheet, income statement and statement of cash flows, (b) the latest available interim financial statements, if any, (c) an explanation of how the fair value of the dissenting shares was estimated, (d) an explanation of how the interest was calculated, (e) a statement of the dissenter's rights to demand payment and (f) a copy of Article 13 of the NCBCA.

     A dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and amount of interest due and demand payment of the amount in excess of amount paid by the Company if (a) the dissenter believes that the amount paid is less than the fair value of his or her shares or that the interest due is calculated incorrectly, (b) the Company fails to make payment of its estimate of the fair value of the shares, as described above, or (c) having failed to effect the Reverse Stock Split Proposal, the Company does not return any deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. The notice must be given within 30 days after the Company has made payment or failed to perform, as the case may be. A dissenter who fails to notify the Company in writing of his or her demand for payment within the 30-day period will be deemed to have withdrawn his or her dissent and demand for payment.

     If a demand for payment remains unsettled, the dissenter must commence, within 60 days after the earlier of (i) the date payment is made by the Company or (ii) the date the dissenter's payment demand is made, a proceeding by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period will be deemed to have withdrawn his or her dissent and demand for payment. The court will have the discretion to make all dissenters (whether or not residents of North Carolina) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or publication. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares plus interest exceeds the amount paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material anticipated federal income tax consequences of a reverse stock split to the shareholders of the Company who hold shares of Common Stock as a capital asset. This summary is based on the advice of the Company's tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., and is based on the federal income tax laws now in effect and as currently interpreted. The summary does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect, and does not address consequences of a reverse stock split under state, local or foreign tax laws. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of a reverse stock split and is not intended as tax advice to any person. IN PARTICULAR, AND WITHOUT LIMITATION, THIS SUMMARY DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS OF THE COMPANY IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO PARTICULAR SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS SUCH AS FOREIGN TAXPAYERS, LIFE INSURANCE COMPANIES, REGULATED INVESTMENT COMPANIES, FINANCIAL INSTITUTIONS, DEALERS IN SECURITIES, TRADERS THAT MARK TO MARKET, TAX-EXEMPT ORGANIZATIONS AND HOLDERS WHO ACQUIRED COMMON STOCK THROUGH THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION OR THROUGH A TAX QUALIFIED RETIREMENT PLAN. YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT. The Company is not obtaining an opinion of counsel or any ruling from the Internal Revenue Service regarding the federal income tax consequences to the shareholders of the Company as a result of the reverse stock split.

     The Company believes that a reverse stock split will be tax free to the Company and its shareholders. Accordingly, (i) no gain or loss will be recognized by holders of the Company's Common Stock in connection with the reverse stock split, except that holders of pre-reverse split Common Stock who receive cash proceeds from the sale of fractional shares of Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the basis of their Common Stock allocated to their fractional share interests, and such gain or loss, if any, will constitute capital gain or loss;
(ii) the tax basis of the new, post-reverse split Common Stock received by holders of old, pre-reverse split shares will be the same as the tax basis of the old, pre-reverse split shares (reduced by any basis allocated to the fractional share interests); and (iii) the holding period of the new post-reverse split shares in the hands of the holders of such shares will include the holding period of their old, pre-reverse split shares.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Reverse Stock Split Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Reverse Stock Split Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Food Lion Class A Common Stock and Food Lion Class B Common Stock. Abstentions will be counted in determining the existence of a quorum for the Special Meeting, and an abstention, a broker non-vote or a failure to return a signed proxy card will have the same effect as a vote against the Reverse Stock Split Proposal.

                                  PROPOSAL (3)

                            THE NAME CHANGE PROPOSAL

     The Board of Directors has determined that, in connection with the Holding Company Restructuring, it is in the best interests of Food Lion and its shareholders to change the name of the Company to Delhaize America, Inc.

     If the Name Change Proposal is approved, the Articles of Incorporation of Food Lion will be amended to change the name from Food Lion, Inc. to Delhaize America, Inc. Such name change will be effective upon the filing of an amendment to the Articles of Incorporation of Food Lion or at such later date as is specified in the amendment. The name Food Lion, LLC will be assumed by the new wholly-owned subsidiary of the company that assumes the operations of the Company. Delhaize America, Inc., will function as a holding company for its various operating subsidiaries staffed by a smaller number of employees than are currently at Food Lion to provide, among other things, corporate guidance, financial management and certain administrative services for its subsidiaries. There will be no change in the rights of holders of Common Stock.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NAME CHANGE PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Name Change Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Name Change Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Food Lion Class B Common Stock voting on the Name Change Proposal. Abstentions will be counted in determining the existence of a quorum for the Special Meeting, but an abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as a vote for or against the Name Change Proposal. The affirmative vote by Delhaize and Detla will guarantee the passage of the Name Change Proposal. Food Lion has been informed that Delhaize and Detla intend to vote FOR the Name Change Proposal.

                                  PROPOSAL (4)

                          THE PREFERRED STOCK PROPOSAL

     The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the Company's Articles of Incorporation to provide for the creation of a new class of 500,000,000 shares of what is commonly known as "blank check" Preferred Stock. If the Preferred Stock Proposal is approved by the shareholders, it will be effected by the filing of an amendment to the Articles of Incorporation of Food Lion, which will occur promptly after the Special Meeting. The text of the proposed amendment is included in Item 1 of Exhibit A attached hereto.

     The Board of Directors believes the creation of the Preferred Stock is in the best interests of the Company and its shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans and otherwise.

     The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions"), are determined by the board of directors of a company. As such, the Board of Directors of the Company will in the event of the approval of this Proposal by the Company's shareholders be entitled to authorize the creation and issuance of 500,000,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by security holders required for the creation and issuance thereof.

     Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors this action will be in the best interests of the shareholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company.

     While the Company may consider effecting an offering of Preferred Stock in the near future for purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understanding with any third party to effect any such offering, and no assurances are given that any offering will in fact be effected. Therefore, the terms of any Preferred Stock subject to this Proposal cannot be stated or estimated with respect to any or all of the securities authorized.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PREFERRED STOCK PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Preferred Stock Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Preferred Stock Proposal must be approved by the affirmative vote of the holders of a majority of the shares of each of the Food Lion Class A Common Stock and Food Lion Class B Common Stock voting on such proposal. Abstentions will be counted in determining the existence of a quorum for the special meeting, but an abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as a vote for or against the Preferred Stock Proposal.

                                  PROPOSAL (5)

                          THE PURPOSE CLAUSE PROPOSAL

     Article IV of the Company's Articles of Incorporation, which states the purposes of the Company, has not been changed since the incorporation of the Company in 1957. It provides, among other things, that the purposes of the Company are to "buy, sell and deal in . . . groceries" of all types, to "manufacture, preserve, treat and store foods" of all types and to "buy, sell and deal in merchandise of all sorts and kinds usually handled in connection with a grocery store and supermarket . . . ." A copy of the full text of Article
IV is set forth in Item 2 of Exhibit A.

     Although the Company may retain certain assets used in the business of its retail grocery or distribution operations, the Company intends to transfer substantially all of its assets to a wholly-owned subsidiary in the Holding Company Restructuring. The Board of Directors has recommended that the shareholders amend Article IV to state that the Company has general business purposes in order to make it clear that the Company may engage in any business for which a corporation may be formed under the NCBCA, including the business of being a holding company.

     Therefore, the Board of Directors has approved and recommended that the shareholders adopt the following resolution to amend Article IV of the Company's Articles of Incorporation:

          RESOLVED, that Article IV of the Articles of Incorporation of the Company be and is hereby amended to read in its entirety as follows:

          "The purposes for which this corporation is organized shall be to engage in any lawful business."

     If approved, the amendment to Article IV would be effective upon the filing of an amendment to the Articles of Incorporation of Food Lion, which would occur promptly after the Special Meeting.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURPOSE CLAUSE PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Purpose Clause Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Purpose Clause Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Food Lion Class B Common Stock voting on the Purpose Clause Proposal. Abstentions will be counted in determining the existence of a quorum for the special meeting, but an abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as a vote for or against the Purpose Clause Proposal. The affirmative vote by Delhaize and Detla will guarantee the passage of the Purpose Clause Proposal. Food Lion has been informed that Delhaize and Detla intend to vote FOR the Purpose Clause Proposal.

                                  PROPOSAL (6)

                          THE DIRECTOR RANGE PROPOSAL

     Article 3, Section 2 of Food Lion's Bylaws provides that the Board of Directors shall consist of not less than eight nor more than 10 directors, with the exact number fixed from time to time within those limits by the shareholders or the Board of Directors of Food Lion. The exact number is presently fixed at 10 directors.

     The Board of Directors of Food Lion has recommended that the shareholders amend the Bylaws to increase the maximum authorized number of directors from 10 to 14. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the maximum number of directors to have the flexibility to add qualified candidates that may be identified from time to time.

     Accordingly, the Board of Directors has approved and recommended that the shareholders adopt the following resolution to amend Article 3, Section 2:

          RESOLVED, that the first sentence of Article 3, Section 2 of the Bylaws of the Company be and is hereby amended to read in its entirety as follows:

          "The number of directors of the corporation shall be not less than eight persons nor more than 14 persons, with the exact number of directors within the minimum and maximum to be established from time to time by the shareholders or, unless the articles of incorporation or a valid shareholders' agreement provides otherwise, the board of directors; but, in the absence of such action, the number of directors elected at the annual meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders, unless the number is previously changed by action of the shareholders or the board of directors."

     If approved, the amendment to the Bylaws would be effective upon approval by the shareholders of the Company.

     FOOD LION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIRECTOR RANGE PROPOSAL, AND RECOMMENDS THAT YOU VOTE FOR SUCH PROPOSAL.

     Please vote for the Director Range Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Director Range Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Food Lion Class B Common Stock voting on the Director Range Proposal. Abstentions will be counted in determining the existence of a quorum for the special meeting, but an abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as a vote for or against the Director Range Proposal. The affirmative vote by Delhaize and Detla will guarantee the passage of the Director Range Proposal. Food Lion has been informed that Delhaize and Detla intend to vote FOR the Director Range Proposal.

LISTING OF SHARES ON THE NYSE

     In connection with the Holding Company Restructuring and the Proposals, Food Lion is applying to have, subject to issuance, its Class A Common Stock and Class B Common Stock listed on the NYSE. Class A Common Stock will trade under the symbol "DZA" and Class B Common Stock will trade under the symbol "DZB", each at prices that will be reported in major newspapers. It is expected that such listings will become effective when the Holding Company Restructuring is implemented. Class A Common Stock is currently listed and traded on the NNM, under the symbol "FDLNA," and Class B Common Stock is currently listed and traded on the NNM under the symbol "FDLNB," each at prices that are reported in major newspapers. The closing price of Class A Common Stock on the NNM on July 26, 1999 was $11 3/8 per share and the closing price of Class B Common Stock on the NNM on July 26, 1999 was $11 1/2 per share. At the time of the implementation of the Holding Company Restructuring, all outstanding Common Stock will be delisted from the NNM.

SHAREHOLDER PROTECTION ACT

     Article 9 of the North Carolina Business Corporation Act (the "Shareholder Protection Act"), which requires a 95% vote for certain business combinations, applies to all North Carolina corporations that have not opted out of its applicability, including Food Lion. North Carolina law allows the North Carolina Attorney General to exempt from the provisions of the Shareholder Protection Act any business combination that is solely an internal corporate restructuring that does not effect any material change in the ultimate ownership of the corporation and does not affect the ongoing applicability of the Shareholder Protection Act to the corporation. Although Food Lion does not believe that the Holding Company Restructuring is a "business combination" as defined by the statute, Food Lion has nevertheless requested and received such an exemption from the North Carolina Attorney General under the procedures described above.

                          CERTAIN ANTITAKEOVER MATTERS

     It is not the intention of Food Lion's Board of Directors to discourage legitimate offers to enhance shareholder value. However, certain provisions of the Company's Articles of Incorporation and Bylaws and North Carolina law may have the effect of discouraging unilateral tender offers or other attempts to acquire the Company. Since Delhaize owns a majority of the voting Food Lion Class B Common Stock, these provisions currently have little practical effect.

     If the Preferred Stock Proposal is approved and implemented, the Board of Directors will have the authority, without further action by the shareholders, to issue up to 500,000,000 shares of Preferred Stock in one or more series and to fix the Limitations and Restrictions thereof and the number of shares constituting any series. Because the Board of Directors has the power to establish the preferences and rights of the shares of any series of Preferred Stock, it may afford holders of any such Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of holders of the Common Stock, which could adversely affect the holders of Common Stock.

                         INFORMATION REGARDING DELHAIZE

     Delhaize is the beneficial owner of approximately 41.2% and 54.6%, respectively, of the outstanding Class A Common Stock and Class B Common Stock of Food Lion. Delhaize, a Belgian corporation founded in 1867, has its principal executive offices at rue Osseghem, 53, 1080 Brussels, Belgium. Its shares are listed on the Brussels Stock Exchange. Delhaize is engaged primarily in the operation of supermarkets located in Belgium and supplied by its own warehouse facilities, the operation of other retail food outlets and the packaging, distribution and sale of wine, food and food products. Although a precise determination cannot be made since its shares are not registered, its management estimates that approximately 35% of the outstanding stock of Delhaize is held by the descendants of the founders and their relatives, including Messrs. Beckers and Raquez. Delhaize is the owner of the lion logo, which Food Lion uses with its own trademarks pursuant to a nonexclusive license agreement.

                           PROPOSALS OF SHAREHOLDERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, under certain conditions, shareholders may request Food Lion to include a proposal for action at a forthcoming meeting of the shareholders of Food Lion in the proxy material of Food Lion for such meeting. All proposals of shareholders intended to be presented at the 2000 Annual Meeting of Food Lion must be received by Food Lion no later than December 17, 1999 for inclusion in the Proxy Statement and proxy card relating to such meeting. Subject to any rights that a shareholder has, pursuant to Rule 14a-8, to have a proposal included in the Proxy Statement, if a shareholder wishes to raise a matter at a shareholders' meeting, or if a shareholder wishes to nominate a person for election to the Board of Directors of Food Lion at an annual or special meeting, the shareholder is required by Food Lion's Bylaws to give written notice to the Secretary of Food Lion at least 10 but no more than 60 days before the meeting, unless fewer than 21 days' notice of the meeting is given to shareholders. If fewer than 21 days' notice of the meeting is given to shareholders, the notice by the shareholder must be received by the Secretary no more than 10 days after the date on which the notice of the meeting is mailed to shareholders. Food Lion's Bylaws should be consulted for the specific requirements for raising matters at shareholders' meetings and for nominating persons to the Board of Directors.

                             SAFE HARBOR STATEMENT

     Information provided by the Company, including written or oral statements made by its representatives, may contain forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as expansion and growth of the Company's business, future capital expenditures and the Company's business strategy, are forward-looking statements. In reviewing such information it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking statements. This forward-looking information is based on various factors and was derived utilizing numerous assumptions. Many of these factors have previously been identified in filings or statements made by or on behalf of the Company, including filings with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K.

     Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: changes in the general economy or in the Company's primary markets, changes in consumer spending, competitive factors, the nature and extent of continued consolidation in the industry, changes in the rate of inflation, changes in state or federal legislation or regulation, adverse determinations with respect to litigation or other claims, inability to develop new stores or complete remodels as rapidly as planned, stability of product costs, supply or quality control problems with the Company's vendors and issues and uncertainties related to Year 2000 detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                                 OTHER MATTERS

     The management of Food Lion knows of no other business that will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote such proxies in accordance with their best judgment.

     By order of the Board of Directors.

                                          LESTER C. NAIL
                                          Secretary

Dated August 17, 1999

                                   EXHIBIT A

ITEM 1:

     If the Reverse Stock Split Proposal and the Preferred Stock Proposal are approved, the following language in substance will be contained in an amendment to Article V of the Company's Articles of Incorporation:

Relating to the Reverse Split Proposal and the Authorized Shares of the Company

     The number of shares which the corporation shall have authority to issue is
     (i) 1,500,000,000 shares of Class A common stock, par value $.50 per share ("Class A Common Stock"), (ii) 1,500,000,000 shares of Class B common stock, par value $.50 per share ("Class B Common Stock"), and (iii) 500,000,000 shares of preferred stock, par value $.50 per share ("Preferred Stock").

Relating to the Reverse Split Proposal and the Common Stock of the Company

     Simultaneously with the effective date (the "Effective Date") of the one-for-three reverse stock split approved by the shareholders of the corporation at a special meeting of the shareholders held on September 7, 1999, (i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Class A Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-third ( 1/3) of a share of Class A Common Stock (the "New Class A Common Stock"), subject to the treatment of fractional share interests as described below, and (ii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Class B Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-third ( 1/3) of a share of Class B Common Stock (the "New Class B Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class A Common Stock or Old Class B Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the corporation's transfer agent for cancellation a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Class A Common Stock or the New Class B Common Stock, as the case may be, into which and for which the shares of the Old Class A Common Stock or the Old Class B Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the number of shares of New Class A Common Stock or New Class B Common Stock, as the case may be, into which and for which the shares of Old Class A Common Stock or Old Class B Common Stock formerly represented by such Old Certificate are reclassified under the terms hereof and the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class A Common Stock or New Class B Common Stock shall be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Class A Common Stock or New Class B Common Stock to which the holder otherwise would be entitled, a cash payment therefor on the basis of the closing price of the Old Class A Common Stock or the Old Class B Common Stock, as the case may be, on the Nasdaq National Market (the "NNM") or the New York Stock Exchange, Inc. (the "NYSE") (whichever is applicable) on the business day immediately preceding the Effective Date (or in the event the Common Stock is not so traded on the such day, such closing price on the next preceding day on which such stock was traded on the NNM or the
     NYSE). If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Class A Common Stock or New Class B Common Stock, as the case may be, for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation's transfer agent determines that a holder of Old Certificates has not tendered all of his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of two shares of Old Class A Common Stock or Old Class B Common Stock, as the case may be.

Relating to the Preferred Stock Proposal

     The Board of Directors is expressly authorized to establish one or more classes of Preferred Stock or one or more series within a class of Preferred Stock by fixing and determining the preferences, limitations and relative rights (within the limits of Chapter 55 of the North Carolina Business Corporation Act), including dividend, liquidation, conversion, voting, redemption and other rights, preferences and limitations of the class or series of shares so established, as shall be stated and expressed in the resolution establishing such class or series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority to do so that is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following:

          (i)   the designation of such class or series;

          (ii) the dividend rate, if any, thereof, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation or series within a class, and whether such dividends shall be cumulative or noncumulative;

          (iii) whether the shares of such class or series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

          (iv) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such class or series;

          (v) providing that the shares of such class or series may be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation and the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

          (vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote as a class, series or otherwise with respect to the election of directors or otherwise;

          (vii) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

          (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than in the case of involuntary dissolution; and

          (ix) any other preferences, limitations or relative rights of shares of such class or series consistent with this Article V and applicable law.

ITEM 2:

     Article IV of Food Lion's Articles of Incorporation currently reads in its entirety as follows:

          "The objects for which this corporation is formed are as follows:

             (a) To buy, sell and deal in, directly or indirectly, at wholesale or retail, groceries, staple and fancy, foods, fresh, canned and preserved, meats, fish, fresh and preserved, eggs, butter, cheese and dairy products, oils and fats, agricultural and horticultural products and vegetables, candies, soft drinks, drink mixes, ice cream, juices, coffee and tea, all paper products, school supplies, tobacco, drugs and remedies, bakery, flour and corn products, shaving equipment, magazines, cereals, electrical supplies, novelties, notions, thread, gloves, sox, patent medicines, hardware and glassware, seed and feed, brooms, mops, waxes and cleaners; to manufacture, preserve, treat and store foods, meats, fish, eggs, butter, cheese and dairy products, and to sell and market such articles, manufactured, grown, preserved or treated, at wholesale or retail; to buy, sell and deal in merchandise of all sorts and kinds usually handled in connection with a grocery store and supermarket; and to exercise all powers of a corporation convenient or necessary in the conduct of such business and operations aforesaid.

             (b) As a means of accomplishing the foregoing purposes, the corporation shall exercise all powers which now are or hereafter may be conferred by law upon a corporation organized for the purposes hereinabove set forth, or necessary or incidental to the powers so conferred, or conducive to the attainment of the purposes of the corporation, subject to such limitations as are or may be prescribed by law."

                                   EXHIBIT B

              CHAPTER 55.  NORTH CAROLINA BUSINESS CORPORATION ACT
                        ARTICLE 13.  DISSENTERS' RIGHTS

            PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

sec. 55-13-01. Definitions

     In this Article:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

          (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

sec. 55-13-02. Right to dissent

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless
         (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it
         (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

     (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

     (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

           a. Cash;

           b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

           c. A combination of cash and shares as set forth in sub-subdivisions
              a. and b. of this subdivision.

sec. 55-13-03. Dissent by nominees and beneficial owners

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He does so with respect to all shares of which he is the beneficial shareholder.

             PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

sec. 55-13-20. Notice of dissenters' rights

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

sec. 55-13-21. Notice of intent to demand payment

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2) Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

sec. 55-13-22. Dissenters' notice

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Supply a form for demanding payment;

     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

     (5) Be accompanied by a copy of this Article.

sec. 55-13-23. Duty to demand payment

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

sec. 55-13-24. Share restrictions

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

sec. 55-13-25. Payment

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b) The payment shall be accompanied by:

     (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

     (2) An explanation of how the corporation estimated the fair value of the shares;

     (3) An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

     (5) A copy of this Article.

sec. 55-13-26. Failure to take action

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

sec. 55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make payment under G.S. 55-13-25; or

     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

                     PART 3.  JUDICIAL APPRAISAL OF SHARES

sec. 55-13-30. Court action

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b) [Reserved for future codification purposes.]

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

sec. 55-13-31. Court costs and counsel fees

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

     (2) against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                   APPENDIX A

                 PROXY FOR SHAREHOLDERS OF CLASS A COMMON STOCK

                                FOOD LION, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF FOOD LION, INC.

   The undersigned, having received the Notice of Meeting and the Proxy Statement, hereby appoints Bill McCanless and Joseph C. Hall, Jr., and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Food Lion, Inc. owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Special Meeting of Shareholders to be held at the New York Marriott Hotel, 3 World Trade Center, New York, New York, on September 7, 1999, at 4:00 p.m., and any adjournments or postponements thereof.

   If you plan to attend the Special Meeting of Shareholders in person, please mark the appropriate box on the reverse side of this card.

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

   Please mark your votes as in this example              [EXAMPLE]

   This proxy when properly executed will be voted in the matter directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the Reverse Stock Split Proposal and the Preferred Stock Proposal. The proxies are authorized to vote upon such other business as may properly come before the meeting unless otherwise specified herein.

The Board of Directors recommends a vote FOR each of the Proposals.

                        The Reverse Stock Split Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          The Preferred Stock Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

Do you plan to attend the Meeting of Shareholders in person?
                              [ ] YES       [ ] NO

                                            Date:
                                                  ------------------------, 1999

                                                  ------------------------------
                                                           SIGNATURE(S)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                 PROXY FOR SHAREHOLDERS OF CLASS B COMMON STOCK

                                FOOD LION, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF FOOD LION, INC.

   The undersigned, having received the Notice of Meeting and the Proxy Statement, hereby appoints Bill McCanless and Joseph C. Hall, Jr., and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Food Lion, Inc. owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Special Meeting of Shareholders to be held at the New York Marriott Hotel, 3 World Trade Center, New York, New York, on September 7, 1999, at 4:00 p.m., and any adjournments or postponements thereof.

   If you plan to attend the Special Meeting of Shareholders in person, please mark the appropriate box on the reverse side of this card.

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

   Please mark your votes as in this example              [EXAMPLE]

   This proxy when properly executed will be voted in the matter directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the Holding Company Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Preferred Stock Proposal, the Purpose Clause Proposal and the Director Range Proposal. The proxies are authorized to vote upon such other business as may properly come before the meeting unless otherwise specified herein.

   The Board of Directors recommends a vote FOR each of the Proposals.

                          The Holding Company Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                        The Reverse Stock Split Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                            The Name Change Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          The Preferred Stock Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          The Purpose Clause Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          The Director Range Proposal
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

Do you plan to attend the Meeting of Shareholders in person?
                              [ ] YES       [ ] NO

                                            Date:
                                                 -------------------------, 1999

                                                 -------------------------------
                                                           SIGNATURE(S)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.